UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

CO-DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-38148	46-2609363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices) (Zip Code)

(801) 438-1036

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on September 3, 2026, Co-Diagnostics, Inc. (the “Company”) held its previously announced Annual Meeting of Stockholders (the “Annual Meeting”). However, the Company did not achieve a quorum and therefore was unable to transact business at the Annual Meeting, nor at the adjournment of the Annual Meeting held on September 24, 2026. As a result, the Annual Meeting was adjourned to September 30, 2026. However, the Company again did not achieve a quorum and therefore was unable to transact business at the meeting.

Pursuant to the Company’s bylaws, if a quorum is not present or represented at any meeting of the stockholders, the chairperson of the meeting has the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Accordingly, the Annual Meeting was again adjourned to October 14, 2026, at 9:30 a.m. Mountain Time. The reconvened meeting will be held at the Company’s offices located at 2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109.

At the adjourned Annual Meeting on October 14, 2026, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the definitive proxy statement the Company filed with the Securities and Exchange Commission on July 21, 2026. Valid proxies submitted prior to the reconvened Annual Meeting will continue to be valid for the Annual Meeting, unless properly changed or revoked prior to votes being taken at such reconvened Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: October 5, 2026	By:	/s/ Dwight Egan
	Name:	Dwight Egan
	Title:	Chief Executive Officer
(Principal Executive Officer)